UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2020

Jason Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36051	46-2888322
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

833 East Michigan Street, Suite 900 Milwaukee, Wisconsin	53202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (414) 277-9300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

NOL Motion

As previously announced, on June 24, 2020, Jason Industries Inc. (the “Company”) and certain of its direct and indirect subsidiaries (each such subsidiary, a “Debtor,” and together with the Company, the “Debtors”) commenced voluntary cases (the “Chapter 11 Cases”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”).

On June 29, 2020, the Bankruptcy Court approved, on an interim basis, a motion (the “NOL Motion”) to establish certain procedures and restrictions (the “Procedures”) with respect to the transfer of Beneficial Ownership in the Company’s Common Stock, Preferred Stock, or Junior Preferred Stock (each as defined in the NOL Motion) and to provide related relief in order to preserve, and protect the potential value of, the Debtors’ net operating losses and certain other tax attributes. The Procedures apply to (a) any person or entity that has direct or indirect Beneficial Ownership of 4.5 percent or more of any class of the Company’s stock, and (b) parties who are interested in purchasing sufficient amount of the Company’s stock to result in such party becoming a holder of 4.5 percent or more of Beneficial Ownership of any class of the Company’s stock. The Procedures require filing of a declaration of intent and a waiting period prior to such parties engaging in certain transfers of the Company’s stock, each as more fully described in the Procedures. Any transfer of the Company’s stock in violation of the Procedures, including but not limited to the notice requirements, will be null and void ab initio and will result in remedial measures as specified by the Debtors or as the Bankruptcy Court may deem appropriate.

Additional Information on the Chapter 11 Cases and the NOL Motion

The Chapter 11 Cases are being jointly administered under the caption In re: Jason Industries, Inc. et al., Case No. 20-22766 (RDD). Court filings and other information related to the Chapter 11 Cases, including the disclosure statement, Bankruptcy Court filings and information about the claims process, are available at https://dm.epiq11.com/jason, by calling (855) 917-3541 (Toll-Free) or (503) 597-7669, or sending an email to JasonInfo@epiqglobal.com. The documents and other information available via website or elsewhere are not part of this Current Report and shall not be deemed incorporated herein.

Cautionary Note Regarding the Company’s Common Stock

The Company cautions that trading in the Company’s securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of the Company’s securities in the Chapter 11 Cases. The Company expects that holders of shares of the Company’s common stock could experience a complete loss on their investment, depending on the outcome of the Chapter 11 Cases.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JASON INDUSTRIES, INC.

By: /s/ Chad M. Paris
Name: Chad M. Paris
Title: Senior Vice President and Chief Financial Officer

Date: June 30, 2020